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Exhibit 10al-2

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT
(For Officers and Employees)

          Pursuant to the Rogers Corporation 2005 Equity Compensation Plan (the "Plan"), Rogers Corporation (the "Company") hereby grants to _____________________ (the "Optionee"), a non-qualified stock option (the "Stock Option") to purchase a maximum of _______ shares of capital stock of the Company (the "Capital Stock") at the price of $________ per share, subject to the terms of this Agreement. The Stock Option is granted as of ______________________ (the "Grant Date").

          1.          Timing of Exercise. This Stock Option shall be immediately exercisable in full as of the Grant Date. This Stock Option shall remain exercisable until it expires on the tenth anniversary of the Grant Date, unless the Stock Option is sooner terminated as provided herein.

          2.          Sale of Issued Shares. In the event that the Optionee exercises the Stock Option prior to the fourth anniversary of the Grant Date, except as provided in Section 5 below, the shares of Capital Stock acquired upon such exercise (the "Issued Shares") may not be sold, assigned, transferred (including any transfer to the Company in payment of the option price or withholding taxes of any stock option), pledged, given away or in any other manner disposed of or encumbered, by the Optionee until the earliest to occur of: (a) the termination of the Optionee's employment with the Company and its Subsidiaries by reason of Retirement (as defined in the Plan); (b) the termination of the Optionee's employment with the Company and its Subsidiaries by reason of death; (c) the termination of the Optionee's employment with the Company and its Subsidiaries by reason of Disability (as defined in the Plan); (d) the involuntary termination of the Optionee's employment with the Company and its Subsidiaries by the Company and/or its Subsidiaries for any reason; (e) a Sale Event Determination Date (as defined in Section 7 below); and (f) the fourth anniversary of the Grant Date (the earliest of such dates or events, the "Restriction Termination Date"). In order to effectuate the foregoing, upon the exercise of the Stock Option prior to the Restriction Termination Date and until the Restriction Termination Date, the Issued Shares shall, at the discretion of the Company, either be retained by the Company and/or shall bear a legend describing the restrictions on the sale of the Issued Shares as described herein.

          3.          Termination of Stock Option. If the Optionee's employment by the Company and its Subsidiaries terminates for any reason, other than death, Disability, or Retirement (as defined in the Plan and described below), the Stock Option may thereafter be exercised for a period of three months from the date of termination of employment or the tenth anniversary of the Grant Date, if earlier.

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          (a)          Termination by Reason of Death. If the Optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised by the Optionee's beneficiary for a period of five years from the date of death or until the tenth anniversary of the Grant Date, if earlier.

          (b)          Termination by Reason of Disability or Retirement. If the Optionee's employment by the Company and its Subsidiaries terminates by reason of Disability (as defined in the Plan), the Stock Option may thereafter be exercised for a period of five years from the date of such termination of employment or until the tenth anniversary of the Grant Date, if earlier. If the Optionee's employment by the Company and its Subsidiaries terminates by reason of Retirement (as defined in the Plan), the Stock Option may thereafter be exercised for a period of five years from the date of such termination of employment or until the tenth anniversary of the Grant Date, if earlier.

          4.          Manner of Exercise. This Stock Option may be exercised in whole or in part by giving written or electronic notice of exercise to the Company or the Company's designee designated to accept such notices specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(a) In cash, by check, or by other instrument acceptable to the Company;

(b) In Capital Stock (either actually or by attestation) valued at its Fair Market Value (as defined in the Plan) as of the date of exercise; or

(b) By a combination of (a) and (b).

          The Optionee may also deliver to the Company or the Company's designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash, a check or other instrument acceptable to the Company to pay the purchase price; provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment. Payment instructions will be received subject to collection.

          Ownership of shares of Capital Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Plan, this Agreement and applicable provisions of law. In the event the Optionee chooses to pay the purchase price by previously owned shares of Capital Stock through the attestation method, only the net amount of shares shall be issued.

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          5.          Stock Option Transferable in Limited Circumstances. This Stock Option, and, prior to the Restriction Termination Date, the Issued Shares, may be transferred to a family member, trust or charitable organization to the extent permitted by applicable law; provided that the transferee agrees in writing with the Company to be bound by the terms of this Agreement and the Plan. Except as permitted in the preceding sentence, the Stock Option, and, prior to the Restriction Termination Date, the Issued Shares, are not transferable otherwise than by will or by the laws of descent and distribution, and this Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee.

          6.          Stock Option Shares. The shares to be issued under the Plan are shares of the Capital Stock of the Company as constituted as of the date of this Agreement, subject to adjustment as provided in Section 3(b) of the Plan.

          7.          Sale Event. Upon a determination by the Company that an event has occurred that will or is likely to result in a Sale Event (as defined in the Plan), the restrictions on the sale of the Issued Shares described in Section 2 above shall cease immediately (or as of the date which is 180 days preceding such Sale Event, if later than such determination) (such date, the "Sale Event Determination Date"). The occurrence of a Sale Event shall cause this Stock Option to terminate, to the extent not then exercised, unless any surviving entity agrees to assume this Stock Option.

          8.          Rights as a Shareholder. The Optionee shall have the rights of a shareholder only as to shares of Capital Stock acquired upon exercise of the Stock Option and not as to any shares of Capital Stock covered by unexercised Stock Options. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are acquired.

          9.          Tax Withholding. The Optionee hereby agrees that the exercise of this Stock Option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state or local law on account of such exercise. The Optionee may satisfy the obligation(s), in whole or in part, by electing (i) to make a payment to the Company in cash, by check or by other instrument acceptable to the Company, (ii) subject to the general or specific approval of the Compensation and Organization Committee of the Board of Directors of the Company (the "Committee"), to deliver to the Company a number of already-owned shares of Capital Stock having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), or (iii) by any combination of (i) and (ii) and/or the procedures described in the following sentence. The Committee may also permit, in its sole discretion and in accordance with such procedures as it deems appropriate, the Optionee to have the Company withhold a number of shares which would otherwise be issued pursuant to this Stock Option having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of shares to be withheld or delivered (if permitted by the Committee) shall be based on the Fair Market Value of a share of Capital Stock as of the date the amount of tax to be withheld is to be determined.

10. Tax Status. The Stock Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

          11.          The Plan. The Stock Option is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

12. No Obligation to Exercise Stock Option. The grant and acceptance of the Stock Option imposes no obligation on the Optionee to exercise it.

13. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment.

          14.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

          15.          Purchase Only for Investment. To insure the Company's compliance with the Securities Act of 1933, as amended, the Optionee agrees for himself or herself, the Optionee's legal representatives and estate, or other persons who acquire the right to exercise the Stock Option upon his or her death, that shares will be purchased in the exercise of the Stock Option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act.

16. Governing Law. This Agreement and the Stock Option shall be governed by the laws of the Commonwealth of Massachusetts, United States of America.

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          17.           Beneficiary Designation. The Optionee may designate beneficiary(ies) to whom shall be transferred any rights under the Stock Option which survive the Optionee’s death. To obtain the beneficiary designation form, please go to the "Options and Equity Awards" section of the Schwab Equity Award Center website (http://equityawardcenter.schwab.com/) after completing the login procedure and click on the "Review message" from your "employer" and then click on the "Equity Awards Beneficiary Designation Form". Alternatively, you may request this beneficiary designation form by sending an e-mail to equityawardsadmin@rogerscorporation.com or calling the Office of the Corporate Secretary of Rogers Corporation at 800-227-6437 ext. 5566.

In the absence of an effective beneficiary designation, the Optionee acknowledges that any rights under the Stock Option which survive the Optionee’s death shall be rights of his or her estate.

By: Rogers Corporation

By clicking Accept below I hereby acknowledge receipt of the foregoing Stock Option and agree to its terms and conditions: